Exhibit 99.1

1 HEALTHCARE TRUST, INC. 2 nd Quarter 2019 Investor Presentation

Executive Summary







- Healthcare Trust Inc. ("HTI" or the "Company") has a $2.6 billion[(1)] healthcare real estate portfolio focused on two strong and healthy segments – Medical Office Buildings ("MOB") and Seniors Housing Operating Properties ("SHOP")
  - These two segments represent over 90% of HTI's net operating income[(2)(3)]
- Medical Office continues to be a strong performer within the HTI portfolio, with predictable and stable rent payments along with contractual rent increases
- The Company's SHOP portfolio is being aggressively managed by our Advisor's seniors housing management team to enhance the value of this portfolio through:
  - Successful transitions of select triple-net leased seniors housing properties to an operational SHOP structure
  - Monitoring and driving occupancy across the SHOP portfolio
  - Replacing underperforming operators
  - Selective acquisitions and dispositions
- HTI acquired two single-tenant, triple net leased MOBs for approximately $10 million in Q2 2019
- Additionally, the Company transitioned a property located in Wellington, Florida from a triple-net leased healthcare facility ("NNN") to its SHOP segment in Q2 2019 (no disposals in Q2 2019)

(1) Based on total real estate investments, at cost, assets held for sale at carrying value, net of gross market lease intangible liabilities as of June 30, 2019.
(2) NOI, or net operating income, is a non-GAAP measure. See page 10 of this presentation for a detailed reconciliation schedule of NOI.
(3) Based on year-to-date June 30, 2019 net operating income.

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Portfolio Snapshot (as of June 30, 2019)

191 Properties

$2.6 Billion Invested

9.1 Million Rentable Square Feet

NOI Split by Asset Type (1)(2)


8%
48%
44%
$73 million
MOB
SHOP
NNN

PROPERTIES	
Medical Office Buildings	111
Seniors Housing – Operating(4)	59
Seniors Housing – NNN	4
Post-Acute Care/Skilled Nursing(4)	8
Hospitals	6
Land	2
Development	1

	MOB	Seniors Housing – Operating	Seniors Housing – NNN(3)	Post Acute/ Skilled Nursing(3)	Hospitals(3)
Percentage Leased	90.6%	85.3%	100.0%	100.0%	90.7%
Weighted Avg. Remaining Lease Term	5.1 Years	N/A	11.5 Years	8.3 Years	7.6 Years

(1) NOI, or net operating income, is a non-GAAP measure. See pages 10 and 11 of this presentation for a detailed reconciliation schedule of NOI.
(2) MOB – Medical Office Building; SHOP – Seniors Housing Operating Property; NNN – Triple-Net Lease Property.
(3) Revenues for our triple-net leased ("NNN") healthcare facilities generally consist of fixed rental amounts (subject to annual contractual escalations) received from our tenants in accordance with the applicable lease terms and do not vary based on the underlying operating performance of the properties.
(4) One property was transitioned from Post-Acute / Skilled Nursing within the NNN segment to the SHOP segment during the period from January 1, 2019 through June 30, 2019 and is presented within the SHOP segment as of June 30, 2019.

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4 Prior Credit Facility New Credit Facility Revolver $565 million $480 million Term Loan ?? $150 million Total Commitment $565 million $630 million MaturityDate March 2019 March 2024 (1) Weighted-Average Effective Rate per annum (2) 4.6% 4.6% HTI continues to manage its capital structure with the successful upsize and extension of its corporate credit facility in March 2019 (1) Revolving portion of the New Credit Facility matures in March 2023, subject to a one-year extension option, while the term loan portion matures in March 2024. (2) Rates as of the closing date of the New Credit Facility. As of June 30, 2019, the revolving portion and the term loan portionhad an effective interest rate per annum of 4.58% and 4.47%, respectively. Credit Facility Recast »InMarch2019,HTIamendedandrestatedthePriorCreditFacilitybyenteringintotheNewCreditFacility whichfeaturesseveralimprovedtermsincludingincreasedtotalcommitments,extendedmaturityanda lowereffectiveinterestrate NewCreditFacility • Increasedtotalcommitmentsto$630million,representinga$65millionincreaseoverthePrior CreditFacility • Extendedthetermto2024,inclusiveoftherevolver’sone-yearextensionoption (1) • Introduceda$150millionTermLoancomponent

Capital Structure Overview (as of June 30, 2019)

Debt Capitalization	($mm)
MOB Loan	$242
Multi-Property CMBS Loan	$119
Other Mortgage Loans	$84
Total Mortgage Debt	**$445**
Fannie Mae Master Credit Facilities	$359
Credit Facility	$271
Credit Facilities	**$630**
Total Debt	**$1,075**

Key Capitalization Metrics	($mm)
Total Debt	$1,075
Less: Cash and cash equivalents	$47
Net Debt(1)	**$1,028**
Gross Asset Value(2)	$2,583
Net Debt / Gross Asset Value	**39.8%**

Mortgage Debt

- The weighted-average interest rate of the total mortgage debt was 4.4% as of June 30, 2019

Credit Facilities

- The Fannie Mae Master Credit Facilities are made up of two facilities provided by KeyBank and Capital One. The combined facility is secured by mortgages on 22 seniors housing properties
- The Credit Facility consists of two components, a revolving credit facility and a term loan which are secured by the interest in the entities that own the pledged pool of 76 properties as of June 30, 2019
- As of June 30, 2019, the unused borrowing capacity under the revolving credit facility was $41 million
- The Credit Facilities' weighted-average interest rate was 4.8% as of June 30, 2019

(1) Net Debt is defined as total gross debt minus cash and cash equivalents. Excludes $18 million of restricted cash as of June 30, 2019.
(2) Gross Asset Value represents the total real estate investments, at cost, assets held for sale at carrying value, net of gross market lease intangible liabilities.

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Corporate Initiatives

Deploy Additional Capital

- HTI will continue to focus on the sectors in healthcare that we find most attractive, particularly medical office and seniors housing, and is actively pursuing the acquisition of high-quality properties in these sectors

Actively Manage Assets to Optimize Profitability

Management continues to actively manage the portfolio, which includes:

- Incremental leasing activity
- Transition select triple-net leased properties to an operational SHOP structure
- Replace underperforming managers
- Replace tenants for improved earnings and value

Maintain Strong Balance Sheet

HTI has a conservative leverage profile to support its real estate portfolio:

- Net leverage remains under 40%[(1)]
- In March 2019, HTI amended and restated its existing credit facility
  - Total commitments upsized to $630 million, a $65 million[(2)] increase
  - Loan maturity extended five years to 2024, subject to Company's one-year extension option on the revolver portion

(1) Based on net debt divided by gross asset value. See page 5 for additional details.
(2) As of June 30, 2019, the unused borrowing capacity under the revolving portion of the Credit Facility was $41 million.

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Healthcare Market Overview

- ✓ Medical office fundamentals remain healthy.
- ✓ Medical office remains an attractive sector with stable cap rates, minimal direct government reimbursement exposure and growing demand from tenants and investors.
- ✓ The Seniors housing sector is expecting some growth in supply, however, acceleration in aging demographics should provide a strong tailwind to this segment along with other Healthcare REIT sectors.
- ✓ We remain cautious on skilled nursing facilities as many operators are facing difficulties with government reimbursements.
- ✓ HTI continues to focus on local markets where supply/demand fundamentals are attractive.

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Organizational Leadership



Michael Weil

Chief Executive Officer

Mr. Weil was named Healthcare Trust Inc.'s chief executive officer on August 23, 2018, which went into effect on September 12, 2018. He is a founding partner of AR Global, and has served as a leading executive and board member on several publicly-traded and non-traded real estate companies. Additionally, he previously served as the Senior VP of sales and leasing for American Financial Realty Trust. Mr. Weil also served as president of the Board of Directors of the Real Estate Investment Securities Association.



Leslie D. Michelson

Non-Executive Chairman, Audit Committee Chair

Mr. Michelson has served as the chairman and chief executive officer of Private Health Management, a retainer-based primary care medical practice management company since April 2007. Mr. Michelson served as Vice Chairman and Chief Executive Officer of the Prostate Cancer Foundation, the world's largest private source of prostate cancer research funding, from April 2002 until December 2006 and served on its board of directors from January 2002 until April 2013.



Katie Kurtz

Chief Financial Officer, Secretary, and Treasurer

Ms. Kurtz currently serves as the Chief Financial Officer, Treasurer and Secretary of the Company. Ms. Kurtz is also Senior Vice President, Finance for AR Global Investments, LLC ("AR Global"), the parent of the Company's sponsor. She is a certified public accountant in New York State, holds a B.S. in Accountancy and a B.A. in German from Wake Forest University and a Master of Science in Accountancy from Wake Forest University.



John Rimbach

President of Healthcare Facilities

Mr. Rimbach brings a strong expertise in seniors housing management which he established over a 30-year career. Prior to joining the Company's advisor, Mr. Rimbach served as President/CEO and Founder of WESTLiving, LLC, where he provided overall leadership and strategic direction for this large seniors housing portfolio. Prior to that, Mr. Rimbach served as COO of AF Evans Company Inc. from 1999 to 2008, and was the Development Director of NCB Development Corporation from 1993 to 1999.



David Ruggiero

Vice President, Acquisitions

Mr. Ruggiero currently serves as Vice President at the Company's advisor with a primary focus on acquisitions. Mr. Ruggiero has over 20 years of commercial real estate experience and has advised on over $3 billion in healthcare real estate dispositions, acquisitions and financings. He earned an MS in Finance from Kellstadt Graduate School of Business at DePaul University and a BA from DePaul University.



Trent Taylor

Vice President, Asset Management

Mr. Taylor currently serves as Vice President at the Company's advisor with a primary focus on asset management and leasing. Mr. Taylor has over 12 years of commercial real estate and development experience. He earned an MS in Real Estate from New York University and BA in Accounting & Finance from the University of Central Florida.

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9 Supplemental Information ShareRepurchaseProgram(“SRP”): ▪ Under the Company's SRP, as amended from time to time, qualifying stockholders are able to sell their shares to the Company in limited circumstances. The SRP permits investors to sell their shares back to the Company after they have held them for at least one year, subject to significant conditions and limitations. Repurchases of shares of the Company's common stock, when requested, are at the sole discretion of the Board. ▪ Under the SRP, subject to certain conditions, only repurchase requests made following the death or qualifying disability of stockholders that purchased shares of the Company's common stock or received their shares from the Company (directly or indirectly) through oneormore non-cash transactions are considered for repurchase. Additionally, pursuant to the SRP, the repurchase price per share equals 100% of the Estimated Per-Share NAV in effect on the last day of the fiscal semester, or the six-month period ending June 30 or December 31. ▪ On January 29, 2019, the Company announced that the Board approved an amendment to the SRP changing the date on which any repurchases are to be made in respect of requests made during the period commencing March 13, 2018 up to and including December 31, 2018 to no later than March 31, 2019, rather than on or before the 31st day following December 31, 2018. This SRP amendment became effective on January 30, 2019. Additionally, on March 27, 2019, the Company announced that the Board approved an amendment tothe SRP further extending the date on which any repurchases are to be made in respect of requests made during the period commencing March 13, 2018 up to and including December 31, 2018 to no later than April 30, 2019. This SRP amendment became effective on March 28, 2019. The Company completed the repurchases in April 2019. ▪ On July 23, 2019, the Company announced that the Board approved a third amendment to the SRP, effective July 24, 2019, extendingthe date on which repurchases are able to be made in respect of requests made during the period commencing January 1, 2019 up to and including June 30, 2019 to no later than August 31, 2019, rather than on or before July 31, 2019. ▪ On August 21, 2019, the Company announced that the Board approved a fourth amendment to the SRP, effective August 22, 2019, extending the date on which repurchases are able to be made in respect of requests made during the period commencing January 1, 2019 up to and including June 30, 2019 to no later than October 31, 2019, rather than on or before August 31, 2019.

10 Reconciliation of Non-GAAP Metrics: NOI Three Months Ended June30, 2019 (In thousands) Medical Office Buildings Triple-Net Leased Healthcare Facilities Seniors Housing — Operating Properties Consolidated Revenue from tenants $ 25,067 $ 3,461 $ 67,759 $ 96,287 Property operating and maintenance (8,021) (428) (50,355) (58,804) NOI $ 17,046 $ 3,033 $ 17,404 37,483 Impairment charges (19) Operating fees to related parties (5,826) Acquisition and transaction related (31) General and administrative (4,314) Depreciation and amortization (20,299) Interest expense (12,806) Loss on derivatives instruments (5) Income tax expense (297) Net incomeattributable to non-controlling interests 60 Net loss attributable to stockholders $ (6,054) Three Months Ended June30, 2018 (In thousands) Medical Office Buildings Triple-Net Leased Healthcare Facilities Seniors Housing — Operating Properties Consolidated Revenue from tenants $ 25,207 $ 4,918 $ 60,832 $ 90,957 Property operating and maintenance (8,127) (638) (44,992) (53,757) NOI $ 17,080 $ 4,280 $ 15,840 37,200 Operating fees to related parties (5,763) Acquisition and transaction related (120) General and administrative (4,612) Depreciation and amortization (20,864) Interest expense (12,208) Interest and other income 2 Loss on derivative instruments (150) Income tax expense (446) Net loss attributable to non-controlling interests 31 Net loss attributable to stockholders $ (6,950) Net Operating Income (NOI) Reconciliation Schedule

Reconciliation of Segment NOI

Net Operating Income (NOI) Reconciliation Schedule

(In thousands)	Six Months Ended June 30, 2019 Medical Office Buildings	Triple-Net Leased Healthcare Facilities	Seniors Housing — Operating Properties	Consolidated
Revenue from tenants	$ 50,325	$ 6,997	$ 127,683	$ 185,005
Property operating and maintenance	(14,968)	(839)	(95,796)	(111,603)
NOI	$ 35,357	$ 6,158	$ 31,887	73,402
Impairment charges				(19)
Operating fees to related parties				(11,594)
Acquisition and transaction related				(49)
General and administrative				(10,612)
Depreciation and amortization				(40,984)
Interest expense				(26,794)
Interest and other income				4
Loss on derivatives instruments				(48)
Gain on sale of real estate investment				6,078
Income tax expense				(635)
Net income attributable to non-controlling interests				41
Net loss attributable to stockholders				**$ (11,165)**

(In thousands)	Six Months Ended June 30, 2018 Medical Office Buildings	Triple-Net Leased Healthcare Facilities	Seniors Housing — Operating Properties	Consolidated
Revenue from tenants	$ 49,197	$ 9,943	$ 121,255	$ 180,395
Property operating and maintenance	(15,342)	(358)	(91,163)	(106,863)
NOI	$ 33,855	$ 9,585	$ 30,092	73,532
Impairment charges				(733)
Operating fees to related parties				(11,490)
Acquisition and transaction related				(293)
General and administrative				(8,264)
Depreciation and amortization				(41,633)
Interest expense				(23,365)
Interest and other income				5
Gain on derivative instruments				28
Income tax expense				(775)
Net loss attributable to non-controlling interests				47
Net loss attributable to stockholders				**$ (12,941)**

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Important Information

Risk Factors

For a discussion of the risks which should be considered in connection with our company, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC on March 14, 2019.

Forward-Looking Statements

This presentation may contain forward-looking statements. You can identify forward-looking statements by the use of forward looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases.

Please review the end of this presentation and the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more complete list of risk factors, as well as a discussion of forward-looking statements.

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Risk Factors

Our potential risks and uncertainties are presented in the section titled "Item 1A. Risk Factors" disclosed in our Annual Report on Form 10-K for the year ended December 31, 2018 and updated in our Quarterly Reports on Form 10-Q from time to time. The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward looking statements:

- Certain of our executive officers and directors are also officers, managers, employees or holders of a direct or indirect controlling interest in Healthcare Trust Advisors, LLC (our "Advisor") and other entities affiliated with AR Global Investments, LLC (the successor business to AR Capital, LLC, "AR Global"), the parent of our sponsor. As a result, certain of our executive officers and directors, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor's compensation arrangements with us and other investment programs advised by affiliates of AR Global and conflicts in allocating time among these investment programs and us. These conflicts could result in unanticipated actions that adversely affect us.

- Due to a dispute with the developer, we have funded excess development costs at our development property in Jupiter, Florida and have not yet received any rental income from the property. There can be no assurance as to when we will begin to generate cash from this investment, if at all.

- Because investment opportunities that are suitable for us may also be suitable for other investment programs advised by affiliates of AR Global, our Advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders.

- Although we intend to seek a listing of our shares of common stock on a national stock exchange when we believe market conditions are favorable to do so, there is no assurance that our shares of common stock will be listed. No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid.

- We focus on acquiring and owning a diversified portfolio of healthcare-related assets located in the United States and are subject to risks inherent in concentrating investments in the healthcare industry.

- If our Advisor loses or is unable to obtain qualified personnel, our ability to continue to achieve our investment strategies could be delayed or hindered.

- The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of tenants to make lease payments to us.

- We are depending on our Advisor to select investments and conduct our operations. Adverse changes in the financial condition of our Advisor and its affiliates or our relationship with our Advisor could adversely affect us.

- We are obligated to pay fees, which may be substantial, to our Advisor and its affiliates.

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Risk Factors (Continued)

- Our revenue is dependent upon the success and economic viability of our tenants, as well as our ability to collect rent from defaulting tenants, which has and may continue to adversely impact our results of operations, and replace them with new tenants, which we may not be able to do on a timely basis, or at all.
- We may not be able to achieve our rental rate objectives on new and renewal leases and our expenses could be greater than we anticipate, which may impact our results of operations.
- Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions.
- Provisions in our revolving credit facility (our "Revolving Credit Facility") and the related term loan facility (our "Term Loan"), which together comprise our senior secured credit facility (our "Credit Facility"), currently restrict us from increasing the rate we pay distributions to our stockholders, and contains other restrictions that limit our ability to pay distributions in the future. There can be no assurance that we will be able to continue paying distributions at the current rate, or at all.
- We have not generated, and in the future may not generate, operating cash flows sufficient to fund all of the distributions we pay to our stockholders, and, as such, we may be forced to fund distributions from other sources, including borrowings, which may not be available on favorable terms, or at all.
- Any distributions, especially those not covered by our cash flows from operations, may reduce the amount of capital available for other purposes, including investment in properties and other permitted investments and may negatively impact the value of our stockholders' investment.
- We are subject to risks associated with any dislocations or liquidity disruptions that may exist or occur in the credit markets of the United States from time to time.
- We are subject to risks associated with changes in general economic, business and political conditions including the possibility of intensified international hostilities, acts of terrorism, and changes in conditions of United States or international lending, capital and financing markets.
- We may fail to continue to qualify to be treated as a real estate investment trust for U.S. federal income tax purposes ("REIT"), which would result in higher taxes, may adversely affect our operations and would reduce the value of an investment in our common stock and the cash available for distributions.
- The offering price and repurchase price for our shares under our distribution reinvestment plan ("DRIP") and our share repurchase program (as amended, the "SRP") may not, among other things, accurately reflect the value of our assets and may not represent what a stockholder may receive on a sale of the shares, what they may receive upon a liquidation of our assets and distribution of the net proceeds or what a third party may pay to acquire us.

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15 HealthcareTrustInc.com ▪For account information, including balances and the status of submitted paperwork, please call us at (866) 902-0063 ▪Financial Advisors may view client accounts, statements and tax forms at www.dstvision.com ▪Shareholders may access their accounts at www.ar-global.com